Exhibit 99.1

News Release

For Immediate Release		http://www.ball.com
Investor Contact:	Ann. T. Scott	303-460-3537, ascott@ball.com
Media Contact:	Scott McCarty	303-460-2103, smccarty@ball.com

Ball Announces Completion of Refinancing
of Credit Facility, Call of 2006 Bonds

BROOMFIELD, Colo., Oct. 13, 2005—Ball Corporation [NYSE:BLL] today announced it has completed the closing of its new senior secured credit facility. The new senior secured credit facility extends debt maturities at lower interest rate spreads and provides Ball with additional borrowing capacity and more flexibility for future growth.
Ball also announced it will redeem all $249 million of its outstanding 7 ¾ percent Senior Notes due in 2006. This redemption is scheduled for Nov. 14, 2005, and will result in an after-tax, one-time charge of approximately $3.9 million in the fourth quarter relating to payment of the call premium and write off of unamortized debt issuance costs. The refinancing and redemption of notes will result in a reduction of Ball’s 2006 interest expense.
Ball Corporation is a supplier of metal and plastic packaging products, primarily for the beverage and food industries. The company also owns Ball Aerospace & Technologies Corp., which develops sensors, spacecraft, systems and components for government and commercial markets. Ball Corporation employs more than 13,500 people and reported 2004 sales of $5.4 billion.

- more -

Ball Corporation
10 Longs Peak Drive • PO Box 5000 • Broomfield, CO 80021 • (303) 460-2103
“Our Quasquicentennial Year”

Ball Corp - 2

Forward-Looking Statements
The information in this news release contains "forward-looking" statements and other statements concerning future events and financial performance. Words such as “expects,”“anticipates,”“estimates,” and variations of same and similar expressions are intended to identify forward-looking statements. Forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those expressed or implied. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Key risks and uncertainties are summarized in the company’s filings with the Securities and Exchange Commission, especially in Exhibit 99.2 in the most recent Form 10-K. These filings are available at our Web site and at www.sec.gov. Factors that might affect our packaging segments include fluctuation in consumer and customer demand; availability and cost of raw materials, including due to the effects of hurricanes Katrina and Rita, as well as recent significant increases in resin, steel, aluminum and energy costs, and the ability to pass such increases on to customers; competitive packaging availability, pricing and substitution; changes in climate and weather; fruit, vegetable and fishing yields; industry productive capacity and competitive activity; failure to achieve anticipated productivity improvements or production cost reductions, including those associated with our beverage can end project; the German mandatory deposit or other restrictive packaging laws; changes in major customer or supplier contracts or loss of a major customer or supplier; international business risks, including foreign exchange rates, tax rates and activities of foreign subsidiaries; and the effect of LIFO accounting on earnings. Factors that might affect aerospace segment include: funding, authorization and availability of government contracts and the nature and continuation of those contracts; and technical uncertainty associated with segment contracts. Factors that could affect the company as a whole include those listed plus: acquisitions, joint ventures or divestitures; regulatory action or laws including tax, environmental and workplace safety; governmental investigations; goodwill impairment; antitrust and other litigation; strikes; boycotts; labor cost changes; rates of return projected and earned on assets of the company's defined benefit retirement plans; reduced cash flow; interest rates affecting our debt; and changes to unaudited results due to statutory audits or management’s evaluation of the company’s internal control over financial reporting.

21/05                                 # # #

Ball Corporation
10 Longs Peak Drive • PO Box 5000 • Broomfield, CO 80021 • (303) 460-2103
“Our Quasquicentennial Year”